Exhibit 10.4

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This amendment (the “Amendment”) is made and entered into as of January 2, 2019 (“Effective Date”), by and between Zoned Properties, Inc., a Nevada corporation (“Company”), and Alan Abrams, an Arizona resident, or registered assigns (the “Holder”). From time to time herein, Holder and Company may be referred to collectively as the “Parties,” and each individually as a “Party.” Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Original Note (as defined below).

RECITALS

A. Company and Holder are parties to that certain Convertible Debenture, dated January 9, 2017, in the original aggregate principal amount of $2,000,000 (the “Original Note”).

B. The Parties desire to amend the Original Note to extend the Maturity Date of the Note from January 9, 2022 (“Original Maturity Date”) to January 9, 2030 (“Extended Maturity Date”).

C. Pursuant to Section 11 of the Original Note, the Original Note may only be amended if such amendment is set forth in a writing executed by Holder.

D. The Company and Holder in executing the signature page attached hereto desire to enter into this Amendment to extend the maturity date of the Original Note from the Original Maturity Date to the Extended Maturity Date.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. Amendment to Introductory Paragraph. The introductory paragraph of the Original Note is hereby deleted in its entirety and replaced with the following:

“Zoned Properties, Inc., a Nevada corporation (the “Company”) for value received, hereby promises to pay to the order of Alan Abrams, an Arizona resident, or registered assigns (the “Holder”) on the “Maturity Date” as hereinafter defined, at the principal offices of the Company, the principal sum set forth above (the “Principal”), and to pay interest on the outstanding principal sum at the rate of six percent (6.0%) per annum payable quarterly due by the 1st of each quarter following the execution of this agreement (this “Debenture”). The Maturity Date as defined herein shall be thirteen (13) years from the date hereof (i.e. January 9, 2030). Interest shall commence accruing on the date hereof, be computed on the basis of a 365-day year and the actual number of days elapsed, and shall be payable with the Principal at the Maturity Date. All payments due hereunder, shall be made in lawful money of the United States of America. Provided that any payment otherwise due on a Saturday, Sunday or legal Bank holiday may be paid on the following business day. In the event that for any reason whatsoever any interest or other consideration payable with respect to this Debenture shall be deemed to be usurious by a court of competent jurisdiction under the laws of the State of Nevada or the laws of any other state governing the repayment hereof, then so much of such interest or other consideration as shall be deemed to be usurious shall be held by the holder as security for the repayment of the principal amount hereof and shall otherwise be waived.”

2. Effect on Original Note and Other Documents Except as amended by the terms of this Amendment, the terms and conditions of the Original Note and all other documents and agreements entered into between Company and Holder in connection with the Original Note shall remain in full force and effect.

3. No Waiver. No failure on the part of Holder to exercise, and no delay in exercising, any right, power, or remedy under the Original Note or this Amendment shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy by Holder preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. All remedies under the Original Note and this Amendment are cumulative and are not exclusive of any other remedies provided by law. Holder shall not be deemed to have waived any rights under the Original Note or this Amendment unless such waiver shall be in writing and signed by Holder.

4. Recitals. The Parties hereto hereby agree and acknowledge that the Recitals to this Amendment shall be incorporated and made part of this Amendment as if fully set forth herein.

5. Miscellaneous. This Amendment, together with the Original Note as amended hereby, contains the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, understandings, inducements, and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof and thereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. No provision of this Amendment may be amended or modified, except by a written instrument executed by the party against whom such amendment or modification is sought to be enforced. This Amendment and all questions relating to its validity, interpretation, performance, and enforcement shall be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-law provisions to the contrary. This Amendment may be executed in counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or xerographic copy of this Amendment, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Amendment. Signatures may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first set forth above.

COMPANY:

ZONED PROPERTIES, INC.
a Nevada corporation

By:	/s/ Bryan McLaren
Bryan McLaren, Chief Executive Officer

HOLDER:

/s/ Alan Abrams
Alan Abrams

(Signature Page to Amendment to Convertible Promissory Note)